UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2007

HOOPSOFT DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137539

(Commission File Number)

83-0463005

(IRS Employer Identification No.)

Suite 200 – 8275 South Eastern Avenue, Las Vegas, Nevada USA 90123

(Address of principal executive offices and Zip Code)

702-990-8489

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

William J. Tafuri has acquired 2,000,000 common shares of our capital stock as of January 16, 2007. The transaction was effected pursuant to a share purchase agreement dated January 16, 2007 between William J. Tafuri and David Heel and Bijan Jiany, for total proceeds of $200,000.00.

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The purchase of 2,000,000 common shares acquired by William J. Tafuri represents 65.36% of our issued and outstanding common shares.

Except as disclosed in this Form 8-K, all information contained in our annual and quarterly filings as filed on Edgar remains the same.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

William J. Tafuri was appointed a director of the Company on January 16, 2007. Bijan Jiany resigned as our Secretary Treasurer and CFO on January 16, 2007. Our board of directors currently consists of William J. Tafuri and David Heel.

Item 8.01	Other Events

The Company announces that it will seek opportunities in the mining industry. We will re-assess our current business of production and distribution of educational team sports videos and internet based software. The Company expects that the mining industry will be its primary business in the near future.

Item 9.01	Financial Statements and Exhibits
10.1	Affiliate Stock Purchase Agreement dated January 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPSOFT DEVELOPMENT CORP.

Per:

/s/ David Heel

David Heel

President and Director

/s/ William J. Tafuri

William J. Tafuri

Secretary Treasurer and Director

Date:	January 16, 2007

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